Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS RECORD SALES AND EPS

FROM CONTINUING OPERATIONS

Fourth Quarter Non-GAAP Diluted EPS Up 22%, GAAP Diluted EPS Up 31%

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported fourth quarter 2005 non-GAAP (pro forma) net earnings of $16.1 million, or $0.50 pro forma diluted earnings per share, compared to $14.5 million, or $0.41 pro forma diluted earnings per share, in the fourth quarter of fiscal year 2004. On a GAAP basis, net earnings in the fourth quarter of fiscal year 2005 were $14.6 million, or $0.46 diluted earnings per share, compared to $12.5 million, or $0.35 diluted earnings per share, in the fourth quarter of fiscal year 2004. Throughout this release, all revenues, operating profit, operating profit margin, net earnings, earnings per share and cash flow are presented on a continuing operations basis unless otherwise noted.

Revenues were $198.1 million in the fourth quarter of fiscal year 2005, an increase of 6.1% compared to $186.7 million in the fourth quarter of fiscal year 2004. Sales grew in all major geographic regions, with growth from products for both life science and industrial applications. Pro forma operating profit margin was 11.7% in the fourth quarter of fiscal year 2005 compared to 11.6% in the prior-year quarter. On a GAAP basis, operating profit margin was 10.6% in the fourth quarter of fiscal year 2005 compared to 9.9% in the same quarter a year ago. Unallocated corporate costs in the current-year quarter included approximately $1.5 million related to implementing Sarbanes-Oxley Act Section 404, which negatively impacted operating profit margins by 0.7% of sales.

Free cash flow (defined as operating cash flow less net fixed asset purchases) was a record $27.0 million for the fourth quarter. For the full year, free cash flow was $56.1 million, which represents 120% of net earnings.

During the fourth quarter of fiscal year 2005, the company also repurchased 1,048,443 shares of its common stock, bringing the total repurchased for the fiscal year to 4,771,094 shares.

“This was another good year for Varian,” said Garry W. Rogerson, President and Chief Executive Officer. “We achieved record revenues and EPS from continuing operations and generated excellent free cash flow. Particularly pleasing was the revenue growth, even stronger order growth, and margin expansion seen in Scientific Instruments. More importantly, we made good progress toward our long-term strategy and internal goals.”

Fiscal year 2005 sales totaled $772.8 million, an increase of 6.7% compared to the $724.4 million reported in fiscal year 2004. Pro forma net earnings in fiscal year 2005 increased 12.1%

to $55.3 million, compared to $49.3 million in the prior year. Pro forma diluted earnings per share increased 16.7% to $1.61 in fiscal year 2005, compared to $1.38 in fiscal year 2004. On a GAAP basis, net earnings were $46.7 million, or $1.36 diluted earnings per share, in fiscal year 2005 compared to $45.3 million, or $1.27 diluted earnings per share, in fiscal year 2004.

For a complete reconciliation of non-GAAP (pro forma) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Condensed Consolidated Statements of Earnings, Unaudited Results of Operations, and Operating Cash Flows, Investing Cash Flows, and Free Cash Flow – Reconciliation of As Reported to Continuing Operations Basis.

In the second quarter of fiscal year 2005, the company’s former Electronics Manufacturing business was sold to Jabil Circuit, Inc. Throughout this release, the historical results of the company from continuing operations exclude the historical results of the Electronics Manufacturing business prior to its disposition. Those results have been separately reported as discontinued operations in the company’s Unaudited Condensed Consolidated Statement of Earnings.

Results by Segment

Scientific Instruments revenues for the fourth quarter of fiscal year 2005 were $163.7 million, representing an 8.0% increase from revenues of $151.6 million in the fourth quarter of the prior year. Sales increased in all major regions of the world with growth into both life science and industrial applications. Increased customer demand for our information rich detection products, including those obtained through the acquisitions of Magnex Scientific Limited in November 2004 and of product lines from Digilab LLC in September 2004, contributed to this increase. Pro forma operating profit margin was 11.5% in the fourth quarter of fiscal year 2005, compared to 11.1% in the prior-year quarter. The improvement in the segment’s pro forma operating margin was primarily the result of sales volume leverage and the positive effect of efficiency improvements. On a GAAP basis, operating profit margin was 10.3% in the fourth quarter of fiscal year 2005 compared to 9.1% in the same quarter a year ago.

For the full year, revenues for Scientific Instruments grew 8.2% from $584.9 million to $632.9 million. Pro forma operating profit margin was 10.9% in fiscal year 2005 compared to 10.5% in fiscal year 2004. On a GAAP basis, operating profit margin was 8.0% in fiscal year 2005 and 9.2% in the prior year.

Vacuum Technologies revenues were $34.4 million in the fourth quarter of fiscal year 2005 and $35.1 million in the fourth quarter of fiscal year 2004. Growth of sales into life science applications in the current-year quarter was more than offset by a decrease in sales into industrial applications. Vacuum Technologies operating profit margin in the fourth quarter of fiscal year 2005 was 22.1% on both a pro forma and GAAP basis compared to 19.0% (pro forma) and 18.9% (GAAP) in the prior-year quarter. The margin improvement was primarily the result of a favorable product mix shift and manufacturing and quality improvements.

On an annual basis, revenues for Vacuum Technologies were $139.9 million in fiscal year 2005 compared to $139.5 million in fiscal year 2004. Operating profit margin was 18.2% in fiscal year 2005 and 16.9% in fiscal year 2004 on both a pro forma basis and a GAAP basis.

For the combined segments, pro forma operating profit margin before unallocated corporate costs was 13.3% in the fourth quarter of fiscal year 2005 compared to 12.6% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 12.3% and 10.9% in the fourth quarter of fiscal years 2005 and 2004, respectively.

For the full year, pro forma operating profit margin before unallocated corporate costs was 12.2% compared to 11.7% in fiscal year 2004. On a GAAP basis, operating profit margin before unallocated corporate costs was 9.8% in fiscal year 2005 and 10.7% in fiscal year 2004.

Outlook

For the first time, Varian, Inc. provided fiscal year 2006 earnings per share guidance. “We believe the actions we have taken toward our longer-term internal goals, such as the LC/MS and magnetic resonance products we recently released and several other new products in the late stages of development, position us to accelerate pro forma earnings per share growth in fiscal year 2006,” said Rogerson. “We expect pro forma diluted earnings per share for fiscal year 2006 to be approximately $1.94 plus or minus $0.06. For the first quarter, we expect pro forma diluted earnings per share to be approximately $0.42 plus or minus $0.03.”

The company’s GAAP results for the first quarter of fiscal year 2006 and the full fiscal year are expected to include the following items:

•	Acquisition-related intangible amortization of approximately $1.7 million for the first quarter and approximately $6.7 million for the full year,

•	Amortization of approximately $0.5 million for the full year related to inventory written up in connection with the acquisition of Magnex, and

•	Stock-based compensation expense, the amount of which cannot currently be estimated, but which is expected to be significant.

In the first quarter of fiscal year 2006, the company is required to adopt the provisions of FAS 123(R), which requires that share-based payments (including employee stock options) be valued and expensed. The company is still assessing the impact of this new accounting standard. Due to the fact that this expense cannot yet be estimated, GAAP earnings guidance cannot be given for fiscal year 2006.

Varian, Inc. will be holding a conference call later today, November 2, 2005, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the screen, and then clicking on the Webcasts link at the left side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating profit margins, income tax expense, net earnings, diluted earnings per share, and free cash flow. With the exception of free cash flow, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events. Free cash flow is defined as operating cash flow less net purchases of property, plant, and equipment. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and cash flows.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and certain discrete income tax events such as tax law changes, we also consider these to be unusual events.

We believe that the presentation of free cash flow provides investors with useful information on what is used by management to measure cash management performance, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to anticipated diluted earnings per share for fiscal year 2006. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance, and acceptance; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR and MR imaging systems and superconducting magnets; whether we can increase margins on newer leading-edge NMR and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins;

competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the actual cost of anticipated restructuring activities and their timing and impact on future costs; our ability to improve efficiency; the timing and amount of discrete income tax events; the timing and amount of stock-based compensation expense; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training, and support through its global distribution system. Varian, Inc. employs approximately 3,500 people and operates manufacturing facilities in 12 locations in North America, Europe, and the Pacific Rim. Varian, Inc. had fiscal year 2005 sales of $773 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on Nasdaq under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Fourth Quarter FY 2005 and Fourth Quarter FY 2004

	Fiscal Quarter Ended September 30, 2005			Fiscal Quarter Ended October 1, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$198,090	$198,090		$186,661	$186,661
Cost of sales	108,543	108,179	(1)	102,910	102,910

Gross profit	89,547	89,911		83,751	83,751

Operating expenses
Sales and marketing	42,182	42,182		39,816	39,816
Research and development	12,848	12,848		12,405	12,405
General and administrative	13,535	11,754	(2)	12,907	9,887	(3)
Purchased in-process research and development	—	—		101	—	(4)

Total operating expenses	68,565	66,784		65,229	62,108

Operating earnings	20,982	23,127		18,522	21,643

Interest income (expense)
Interest income	1,254	1,254		940	940
Interest expense	(533)	(533)		(576)	(576)

Total interest income, net	721	721		364	364

Earnings from continuing operations before income taxes	21,703	23,848		18,886	22,007
Income tax expense	7,133	7,778		6,394	7,486

Earnings from continuing operations	14,570	16,070		12,492	14,521

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	184	184		3,389	3,389
Gain on sale of Electronics Manufacturing business, net of taxes	(164)	(164)		—	—

Earnings from discontinued operations	20	20		3,389	3,389

Net earnings	$14,590	$16,090		$15,881	$17,910

Net earnings per diluted share
Continuing operations	$0.46	$0.50		$0.35	$0.41
Discontinued operations	0.00	0.00		0.09	0.09

Net earnings	$0.46	$0.50		$0.44	$0.50

Diluted shares outstanding	32,015	32,015		35,730	35,730

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $364 in acquisition-related inventory write-up amortization.
(2)	Excludes $1,669 in acquisition-related intangible amortization and $112 in restructuring and other related costs.
(3)	Excludes $777 in acquisition-related intangible amortization, $2,412 in restructuring and other related costs, and a pension curtailment gain of ($169).
(4)	Excludes $101 related to an acquisition-related in-process research and development charge.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Full Year FY 2005 and Full Year FY 2004

	Fiscal Year Ended September 30, 2005			Fiscal Year Ended October 1, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$772,795	$772,795		$724,440	$724,440
Cost of sales	432,276	427,944	(1)	403,365	403,365

Gross profit	340,519	344,851		321,075	321,075

Operating expenses
Sales and marketing	165,753	165,753		156,738	156,738
Research and development	53,942	53,942		48,731	48,731
General and administrative	59,883	45,029	(2)	47,744	41,692	(5)
Purchased in-process research and development	700	—	(3)	101	—	(6)

Total operating expenses	280,278	264,724		253,314	247,161

Operating earnings	60,241	80,127		67,761	73,914

Interest income (expense)
Interest income	5,416	5,416		3,055	3,055
Interest expense	(2,204)	(2,204)		(2,393)	(2,393)

Total interest income, net	3,212	3,212		662	662

Earnings from continuing operations before income taxes	63,453	83,339		68,423	74,576
Income tax expense	16,766	28,004	(4)	23,074	25,228

Earnings from continuing operations	46,687	55,335		45,349	49,348

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	5,385	5,385		14,181	14,181
Gain on sale of Electronics Manufacturing business, net of taxes	73,885	73,885		—	—

Earnings from discontinued operations	79,270	79,270		14,181	14,181

Net earnings	$125,957	$134,605		$59,530	$63,529

Net earnings per diluted share
Continuing operations	$1.36	$1.61		$1.27	$1.38
Discontinued operations	2.31	2.31		0.39	0.40

Net earnings	$3.67	$3.92		$1.66	$1.78

Diluted shares outstanding	34,355	34,355		35,773	35,773

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $4,332 in acquisition-related inventory write-up amortization.
(2)	Excludes $6,491 in acquisition-related intangible amortization, $6,886 in restructuring and other related costs, and a pension settlement loss of $1,477.
(3)	Excludes $700 related to an acquisition-related in-process research and development charge.
(4)	Excludes ($4,800) related to tax credits due to changes in tax law.
(5)	Excludes $2,892 in acquisition-related intangible amortization, $4,613 in restructuring and other related costs, and pension curtailment gain of ($1,453).
(6)	Excludes $101 related to an acquisition-related in-process research and development charge.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	September 30, 2005	October 1, 2004
ASSETS

Current assets
Cash and cash equivalents	$188,494	$159,982
Short-term investments	—	25,000
Accounts receivable, net	154,525	182,843
Inventories	114,427	135,344
Deferred taxes	26,842	30,008
Other current assets	21,744	18,986

Total current assets	506,032	552,163

Property, plant, and equipment, net	102,290	120,239
Goodwill	149,934	131,441
Intangible assets, net	28,245	21,279
Other assets	9,494	5,543

Total assets	$795,995	$830,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$6,673
Accounts payable	61,435	70,667
Deferred profit	11,587	11,306
Accrued liabilities	165,626	160,710

Total current liabilities	241,148	249,356

Long-term debt	27,500	30,000
Deferred taxes	5,888	9,411
Other liabilities	21,937	14,687

Total liabilities	296,473	303,454

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued - none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding—30,016 shares at September 30, 2005 and 34,838 shares at October 1, 2004	106,188	257,083
Retained earnings	379,053	253,096
Accumulated other comprehensive income	14,281	17,032

Total stockholders’ equity	499,522	527,211

Total liabilities and stockholders’ equity	$795,995	$830,665

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 30 2005	Oct. 1, 2004	Sept. 30 2005	Oct. 1, 2004
Cash flows from operating activities
Net earnings	$14,590	$15,881	$125,957	$59,530
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (gain) on sale of Electronics Manufacturing business	164	—	(73,885)	—
Depreciation and amortization	6,053	6,536	26,249	25,481
(Gain) loss on disposition of property, plant, and equipment	(105)	(185)	12	(163)
Purchased in-process research and development	—	101	700	101
Stock-based compensation expense	75	—	415	—
Tax benefit from stock option exercises	1,186	9,550	9,113	13,266
Deferred taxes	2,126	(11,421)	(5,553)	(12,573)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(12,181)	(6,164)	5,398	(9,271)
Inventories	5,984	10,501	6,304	(5,800)
Other current assets	(1,617)	3,346	(2,212)	643
Other assets	(368)	(549)	543	(589)
Accounts payable	3,749	(4,943)	3,615	6,287
Deferred profit	962	507	(414)	(3,130)
Accrued liabilities	8,646	6,673	(18,398)	19,066
Other liabilities	2,149	565	1,431	72

Net cash provided by operating activities	31,413	30,398	79,275	92,920

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	270	1,332	765	2,551
Purchase of property, plant, and equipment	(4,497)	(5,662)	(23,080)	(22,968)
Purchase of businesses, net of cash acquired	(420)	(11,898)	(28,698)	(12,968)
Proceeds from sale of short-term investments	—	—	35,000	—
Purchase of short-term investments	—	(25,000)	(10,000)	(25,000)
Private company equity investments	—	—	(4,000)	(1,318)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs and taxes	(21,196)	—	150,791	—

Net cash (used in) provided by investing activities	(25,843)	(41,228)	120,778	(59,703)

Cash flows from financing activities
Repayments of debt	—	(1,787)	(7,106)	(4,602)
Issuance of debt	—	—	—	2,037
Repurchase of common stock	(38,412)	(7,773)	(178,786)	(31,668)
Issuance of common stock	2,846	2,734	18,363	22,855
Transfers to Varian Medical Systems, Inc.	(124)	(216)	(882)	(1,110)

Net cash used in financing activities	(35,690)	(7,042)	(168,411)	(12,488)

Effects of exchange rate changes on cash and cash equivalents	(590)	1,959	(3,130)	3,462

Net (decrease) increase in cash and cash equivalents	(30,710)	(15,913)	28,512	24,191
Cash and cash equivalents at beginning of period	219,204	200,895	159,982	160,791

Cash and cash equivalents at end of period	$188,494	$184,982	$188,494	$184,982

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

OPERATING CASH FLOWS, INVESTING CASH FLOWS, AND FREE CASH FLOW -

RECONCILIATION OF AS REPORTED TO CONTINUING OPERATIONS BASIS

(In thousands)

	Fiscal Quarter Ended September 30, 2005		Fiscal Year Ended September 30, 2005
	As Reported	Continuing Operations (1)	As Reported	Continuing Operations (1)
Cash flows from operating activities
Net earnings	$14,590 (2)	$14,569	$125,957 (2)	$46,686
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (gain) on sale of Electronics Manufacturing business	164	—	(73,885)	—
Depreciation and amortization	6,053	6,053	26,249	23,709
(Gain) loss on disposition of property, plant, and equipment	(105)	(105)	12	105
Purchased in-process research and development	—	—	700	700
Stock-based compensation expense	75	75	415	415
Tax benefit from stock option exercises	1,186	1,186	9,113	9,113
Deferred taxes	2,126	2,126	(5,553)	(5,553)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(12,181)	(12,181)	5,398	2,698
Inventories	5,984	5,984	6,304	11,597
Other current assets	(1,617)	(1,617)	(2,212)	(2,584)
Other assets	(368)	(368)	543	543
Accounts payable	3,749	3,749	3,615	6,346
Deferred profit	962	962	(414)	(444)
Accrued liabilities	8,646	8,646	(18,398)	(17,573)
Other liabilities	2,149	2,149	1,431	1,431

Net cash provided by operating activities	$31,413	$31,228	$79,275	$77,189

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	$270	$270	$765	$564
Purchase of property, plant, and equipment	(4,497)	(4,497)	(23,080)	(21,692)
Purchase of businesses, net of cash acquired	(420)	(420)	(28,698)	(28,698)
Proceeds from sale of short-term investments	—	—	35,000	35,000
Purchase of short-term investments	—	—	(10,000)	(10,000)
Private company equity investments	—	—	(4,000)	(4,000)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs	(21,196)	—	150,791	—

Net cash (used in) provided by investing activities	$(25,843)	$(4,647)	$120,778	$(28,826)

Free cash flow
U.S. GAAP as reported - Net cash provided by operating activities	$31,413	$31,228	$79,275	$77,189
Proceeds from sale of property, plant, and equipment	270	270	765	564
Purchase of property, plant, and equipment	(4,497)	(4,497)	(23,080)	(21,692)

Pro forma as presented - Free cash flow	$27,186	$27,001	$56,960	$56,061

(1)	Excludes cash flows relating to the Company’s Electronics Manufacturing business, which was sold to Jabil Circuit, Inc. on March 11, 2005.
(2)	Includes ($164) and $73,885 adjustments to the gain on the sale of the Electronics Manufacturing business for the fiscal quarter and fiscal year ended September 30, 2005, respectively.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Fourth Quarter FY 2005 and Fourth Quarter FY 2004

and

Full Year FY 2005 and Full Year FY 2004

	Fiscal Quarter Ended		Full Year Ended
	Sept. 30, 2005	Oct. 1, 2004	Sept. 30, 2005	Oct. 1, 2004
TOTAL COMPANY
Sales	$198.1	$186.7	$772.8	$724.4

Operating Profit
U.S. GAAP as reported	$21.0	$18.5	$60.2	$67.8
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.7	0.1
Acquisition-related intangible amortization	1.7	0.8	6.5	2.9
Acquisition-related inventory write-up amortization	0.3	—	4.3	—
Pension curtailment gain	—	(0.2)	—	(1.5)
Pension settlement loss	—	—	1.5	—
Restructuring and other related costs	0.1	2.4	6.9	4.6

Pro forma as presented	$23.1	$21.6	$80.1	$73.9

Operating Margins
U.S. GAAP as reported	10.6%	9.9%	7.8%	9.4%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.1	—
Acquisition-related intangible amortization	0.8	0.4	0.8	0.4
Acquisition-related inventory write-up amortization	0.2	—	0.6	—
Pension curtailment gain	—	(0.1)	—	(0.2)
Pension settlement loss	—	—	0.2	—
Restructuring and other related costs	0.1	1.3	0.9	0.6

Pro forma as presented	11.7%	11.6%	10.4%	10.2%

Income Tax Expense
U.S. GAAP as reported	$7.1	$6.4	$16.8	$23.1
Pro forma adjustments:
Tax credits due to changes in tax law	—	—	4.8	—
Tax impact of other pro forma adjustments:
Acquisition-related intangible amortization	0.6	0.3	2.1	1.0
Acquisition-related inventory write-up amortization	0.1	—	1.5	—
Pension curtailment gain	—	(0.1)	—	(0.5)
Pension settlement loss	—	—	0.5	—
Restructuring and other related costs	—	0.8	2.3	1.6

Pro forma as presented	$7.8	$7.4	$28.0	$25.2

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except per share data)

Fourth Quarter FY 2005 and Fourth Quarter FY 2004

and

Full Year FY 2005 and Full Year FY 2004

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 30, 2005	Oct. 1, 2004	Sept. 30, 2005	Oct. 1, 2004
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$14.6	$12.5	$46.7	$45.3
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.7	—
Acquisition-related intangible amortization	1.1	0.5	4.3	1.9
Acquisition-related inventory write-up amortization	0.3	—	2.9	—
Pension curtailment gain	—	(0.1)	—	(1.0)
Pension settlement loss	—	—	1.0	—
Restructuring and other related costs	0.1	1.6	4.5	3.1
Tax credits due to changes in tax law	—	—	(4.8)	—

Pro forma as presented	$16.1	$14.5	$55.3	$49.3

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.46	$0.35	$1.36	$1.27
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.02	—
Acquisition-related intangible amortization	0.03	0.02	0.13	0.05
Acquisition-related inventory write-up amortization	0.01	—	0.08	—
Pension curtailment gain	—	—	—	(0.03)
Pension settlement loss	—	—	0.03	—
Restructuring and other related costs	—	0.04	0.13	0.09
Tax credits due to changes in tax law	—	—	(0.14)	—

Pro forma as presented	$0.50	$0.41	$1.61	$1.38

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Fourth Quarter FY 2005 and Fourth Quarter FY 2004

and

Full Year FY 2005 and Full Year FY 2004

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 30, 2005	Oct. 1, 2004	Sept. 30, 2005	Oct. 1, 2004
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Sales	$198.1	$186.7	$772.8	$724.4

Operating Profit
U.S. GAAP as reported	$24.4	$20.4	$76.1	$77.5
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.7	0.1
Acquisition-related intangible amortization	1.7	0.7	6.5	2.9
Acquisition-related inventory write-up amortization	0.4	—	4.3	—
Restructuring and other related costs	(0.1)	2.3	6.5	4.5

Pro forma as presented	$26.4	$23.5	$94.1	$85.0

Operating Margins
U.S. GAAP as reported	12.3%	10.9%	9.8%	10.7%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.1	—
Acquisition-related intangible amortization	0.8	0.4	0.8	0.4
Acquisition-related inventory write-up amortization	0.2	—	0.7	—
Restructuring and other related costs	—	1.2	0.8	0.6

Pro forma as presented	13.3%	12.6%	12.2%	11.7%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Fourth Quarter FY 2005 and Fourth Quarter FY 2004

and

Full Year FY 2005 and Full Year FY 2004

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 30, 2005	Oct 1, 2004	Sept. 30, 2005	Oct 1, 2004
SCIENTIFIC INSTRUMENTS SEGMENT
Sales	$163.7	$151.6	$632.9	$584.9

Operating Profit
U.S. GAAP as reported	$16.9	$13.8	$50.7	$54.0
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.7	0.1
Acquisition-related intangible amortization	1.7	0.7	6.5	2.8
Acquisition-related inventory write-up amortization	0.3	—	4.3	—
Restructuring and other related costs	(0.1)	2.3	6.5	4.5

Pro forma as presented	$18.8	$16.9	$68.7	$61.4

Operating Margins
U.S. GAAP as reported	10.3%	9.1%	8.0%	9.2%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	0.1	0.1	—
Acquisition-related intangible amortization	1.0	0.4	1.1	0.5
Acquisition-related inventory write-up amortization	0.2	—	0.7	—
Restructuring and other related costs	—	1.5	1.0	0.8

Pro forma as presented	11.5%	11.1%	10.9%	10.5%

VACUUM TECHNOLOGIES SEGMENT
Sales	$34.4	$35.1	$139.9	$139.5

Operating Profit
U.S. GAAP as reported	$7.6	$6.6	$25.4	$23.5
Pro forma adjustments:
Acquisition-related intangible amortization	—	0.1	—	0.1

Pro forma as presented	$7.6	$6.7	$25.4	$23.6

Operating Margins
U.S. GAAP as reported	22.1%	18.9%	18.2%	16.9%
Pro forma adjustments:
Acquisition-related intangible amortization	—	0.1	—	—

Pro forma as presented	22.1%	19.0%	18.2%	16.9%

GENERAL (UNALLOCATED) CORPORATE
Operating Profit
U.S. GAAP as reported	$(3.5)	$(1.9)	$(15.9)	$(9.8)
Pro forma adjustments:
Pension curtailment gain	—	(0.1)	—	(1.4)
Pension settlement loss	—	—	1.5	—
Restructuring and other related costs	0.2	0.1	0.4	0.1

Pro forma as presented	$(3.3)	$(1.9)	$(14.0)	$(11.1)